Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 29, 2014 relating to the financial statements of Dominovas Technologies LLC, and to the reference to our firm under the caption "Experts" in the related Prospectus of Dominovas Technologies LLC for the registration of up to 21,944,635 shares of its common stock.

 /s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
July 25, 2014